UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 19 October 2012

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On 19 October 2012, Air Products and Chemicals, Inc. announced that Paul E. Huck, Senior Vice President and Chief Financial Officer of the Company, will be retiring effective in February 2013. He will be succeeded by M. Scott Crocco, Vice President and Corporate Controller.

Mr. Crocco, age 48, joined Air Products in 1990 as a participant in the Company’s Career Development Program. He subsequently held a variety of financial analysis and financial management positions in the Chemicals Group, Gases Group, Corporate Treasury, and Corporate Controllership. He became manager of financial analysis and planning in Corporate Treasury in 2000; controller for the Electronics Division in 2001; and director of Corporate Decision Support in 2003. Mr. Crocco was named Corporate Controller in 2006 and was appointed Vice President and Corporate Controller in October 2007. In his new position, he will continue to be the principal accounting officer for the Company.

The press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1.	Press Release dated October 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: 19 October 2012	By:	/s/ John D. Stanley
John D. Stanley
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 19, 2012.

4